UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2017

Albertsons Companies, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-218138	47-5579477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd., Boise, Idaho		83706
(Address of principal executive offices)		(Zip Code)

(208) 395-6200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 if the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 7, 2017, Albertsons Companies, LLC (the “Company”) announced that AB Acquisition LLC (“AB Acquisition”), the sole member of the Company, appointed B. Kevin Turner to serve as Vice Chairman of the board of managers of AB Acquisition, effective August 3, 2017. There are no arrangements or understandings between Mr. Turner and any other persons pursuant to which he was elected as a manager. Mr. Turner has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 3, 2017, Mr. Turner was also appointed Senior Advisor to the Company’s Chairman and Chief Executive Officer, Robert Miller. In such capacity, he is entitled to receive a base salary of $500,000 per year. In connection with his appointment, Mr. Turner was granted 150,000 Phantom Units of AB Acquisition under the AB Acquisition LLC Phantom Unit Plan, which, subject to his continued service on each vesting date, will vest in equal installments on each of the first, second and third anniversaries of the grant date.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press release dated August 7, 2017 announcing B. Kevin Turner’s appointment as Vice Chairman, Senior Advisor to the CEO, furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, LLC

Dated: August 9, 2017	By:	/s/ Robert A. Gordon
Robert A. Gordon
Executive Vice President, General Counsel and Secretary